EXHIBIT 5.1

November 4, 2021

La Jolla Pharmaceutical Company
201 Jones Rd., Suite 400
Waltham, MA 02451

Re: Post-Effective Amendment to Registration Statements on Form S-8

Ladies and Gentlemen:

We have examined the Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 previously filed by La Jolla Pharmaceutical Company, a California corporation (the “Predecessor Issuer”), Registration Nos. 333-227819, 333-221197, 333-214722, 333-207212 and 333-193016 (collectively, the “Registration Statements”), of La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the adoption of the Plans (as defined below) and the Registration Statements by the Company in accordance with Rule 414 of the Securities Act. On November 2, 2021, as a result of a holding company reorganization undertaken in accordance with Delaware General Corporations Law (the “DGCL”) Section 251(g) (the “Change of Corporate Domicile”), the Company automatically became the successor issuer to the Predecessor Issuer in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934. In connection with the Change of Corporate Domicile, the outstanding shares of the Predecessor Issuer’s common stock were converted on a one-for-one basis into shares of the Company (the “Common Stock” and the Company assumed and continued any and all employee benefit and incentive compensation plans that existed immediately prior to the Change of Corporate Domicile, including the plans to which the Registration Statements relate (the “Plans”).

We have examined the Plans and the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. We have also made such other investigations as we have deemed relevant and necessary or appropriate in connection with the opinion hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the shares of Common Stock issuable under the Plans, when issued and sold in accordance with the terms of the Plans and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the DGCL. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion is limited to the effect of the current state of the law of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

Gibson, Dunn & Crutcher LLP

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